Morgan Stanley - Variable Investment Series Income
Plus Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Comcast Corp. 3.150% due
2/15/2028
Purchase/Trade Date: 8/1/2017
Offering Price of Shares: $99.937
Total Amount of Offering: $1,650,000,000
Amount Purchased by Fund: $725,000
Percentage of Offering Purchased by Fund: 0.044%
Percentage of Fund's Total Assets: 0.72%
Brokers: Citigroup, J.P. Morgan, Mizuho Securities,
Credit Suisse, RBC Capital Markets, SMBC Nikko,
Credit Suisse, RBC Capital Markets, SMBC Nikko,
Barclays, BNP PARIBAS, BofA Merrill Lynch,
Deutsche Bank Securities, Goldman Sachs & Co., LLC,
Morgan Stanley, TD Securities, Wells Fargo Securities,
Allen & Company LLC, COMMERZBANK, DNB
Markets, Evercore ISI, PNC Capital Markets LLC, US
Bancorp, ICBC Standard Bank, SOCIETE GENERALE,
Mischler Financial Group, Inc., Ramirez & Co., Inc.
Academy Securities, CastleOak Scurities, L.P., Drexel
Hamilton, Loop Capital Markets, Siebert Cisneros Shank
& Co., LLC,  The Williams Group, L.P.
Purchased from: Mizuho Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Digital Realty Trust, L.P. 3.700%
due 8/15/2027
Purchase/Trade Date:	8/2/2017
Offering Price of Shares: $99.924
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 0.32%
Brokers: BofA Merrill Lynch, Credit Suisse, J.P.
Morgan, Citigroup, Morgan Stanley, Barclays, SMBC
Nikko, Jefferies, Sun Trust Robinson Humphrey, TD
Securities, US Bancorp, Wells Fargo Securities, BB&T
Capital Markets, BBVA, Raymond James
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Charter Communications
Operating, LLC 4.200% due 3/15/2028
Purchase/Trade Date:	9/11/2017
Offering Price of Shares: $99.757
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.026%
Percentage of Fund's Total Assets: 0.33%
Brokers: BofA Merrill Lynch, Citigroup, Credit Suisse,
Wells Fargo Securities, Deutsche Bank Securities, UBS
Investment Bank, Goldman Sachs & Co. LLC, Mizuho
Securities, RBC Capital Markets, SunTrust Robinson
Humphrey, US Bancorp, MUFG, Scotiabank, TD
Securities, Credit Agricole CIB, SMBC Nikko,
LionTree, Morgan Stanley, Academy Securities, C.L.
King & Associates, Ramirez & Co., Inc., The Williams
Capital Group, L.P.
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Hewlett Packard Enterprise Co.
2.100% due 10/4/2019
Purchase/Trade Date:	9/11/2017
Offering Price of Shares: $99.994
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.009%
Percentage of Fund's Total Assets: 0.38%
Brokers: BNP PARIBAS, Deutsche Bank Securities, J.P.
Morgan, BofA Merrill Lynch, Citigroup, HSBC, Mizuho
Securities, Wells Fargo Securities, MUFG, RBC Capital
Markets, SOCIETE GENERALE, ANZ Securities,
Credit Agricole CIB, Credit Suisse, Santander, Standard
Chartered Bank, US Bancorp, Loop Capital Markets
LLC, Mischler Financial Group, Inc.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.







Securities Purchased:  Plains All American Pipeline,
L.P. 6.125% due 12/31/2049
Purchase/Trade Date:	10/4/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.019%
Percentage of Fund's Total Assets: 0.15%
Brokers: J. P. Morgan, BofA Merrill Lynch, Morgan
Stanley, Wells Fargo Securities, BBVA, BNP
PARIBAS, DNB Markets, Mizuho Securities, MUFG,
Scotia Howard Weil, SMBC, Nikko, SunTrust Robinson
Humphrey, BB&T Capital Markets, BMO Capital
Markets, Deutsche Bank Securities, US Bancorp
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Jaguar Land Rover Automotive plc 4.500% due 10/1/2027
Purchase/Trade Date: 10/4/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.045%
Percentage of Fund's Total Assets: 0.23%
Brokers: Deutsche Bank Securities, Goldman Sachs
International, J.P. Morgan, Morgan Stanley, BNP
PARIBAS, Credit Agricole CIB, Mizuho Securities,
NatWest Markets, Societe Generale Corporate &
Investment Banking, ING, UniCredit Bank
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.









Securities Purchased:  Wal-Mart Store Inc. 3.625% due
12/15/2047
Purchase/Trade Date: 10/11/2017
Offering Price of Shares: $99.848
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.020%
Percentage of Fund's Total Assets: 0.20%
Brokers: Barclays, Citigroup, Morgan Stanley, HSBC,
J.P. Morgan, Mizuho Securities, BNP PARIBAS, Credit
Suisse, Goldman Sachs & Co. LLC, MUFG, US
Bancorp, Wells Fargo Securities, Santander, Standard
Chartered Bank, BBVA, ICBC Standard Bank, Lloyds
Securities, Loop Capital Markets, NatWest Markets,
Popular Securities, Scotiabank, TD Securities, Academy
Securities, C.L. King & Associates, The Williams
Capital Group, L.P.
Purchased from: Citigroup Global Markets Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  PNC Bank National Association
3.100% due 10/25/2027
Purchase/Trade Date: 10/18/2017
Offering Price of Shares: $99.966
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $875,000
Percentage of Offering Purchased by Fund: 0.088%
Percentage of Fund's Total Assets: 0.89%
Brokers: Morgan Stanley, Barclays, Goldman Sachs &
Co. LLC, PNC Capital Markets LLC,  Citigroup, Credit
Suisse, Deutsche Bank Securities, J.P. Morgan, Sandler
O'Neill + Partners, L.P., US Bancorp, Wells Fargo
Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.








Securities Purchased:  Capital One Financial
Corporation 3.300% due 10/30/2024
Purchase/Trade Date: 10/26/2017
Offering Price of Shares: $99.709
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: 0.023%
Percentage of Fund's Total Assets: 0.35%
Brokers: BofA Merrill Lynch, J.P. Morgan, Morgan
Stanley, RBC Capital Markets, Capital One Securities,
Academy Securities, Blaylock Van, LLC, Ramirez &
Co., Inc. The Williams Capital Group, L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Citizens Bank NA/Providence
2.250% due 10/30/2020
Purchase/Trade Date: 10/30/2017
Offering Price of Shares: $99.962
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $575,000
Percentage of Offering Purchased by Fund: 0.077%
Percentage of Fund's Total Assets: 0.58%
Brokers: Morgan Stanley, RBS, BofA Merrill Lynch,
Citigroup, Credit Suisse, Goldman Sachs & Co., J.P.
Morgan
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.












Securities Purchased:  Buckeye Partners, L.P. 4.125%
due 12/1/2027
Purchase/Trade Date: 11/9/2017
Offering Price of Shares: $99.503
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund: 0.044%
Percentage of Fund's Total Assets: 0.18%
Brokers: Barclays, PNC Capital Markets LLC, SunTrust
Robinson Humphrey, BB&T Capital Markets, BNP
PARIBAS, Morgan Stanley, SMBC Nikko
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Southwest Airlines Co. 2.750%
due 11/16/2022
Purchase/Trade Date: 11/14/2017
Offering Price of Shares: $99.930
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund: 0.183%
Percentage of Fund's Total Assets: 0.56%
Brokers: Citigroup, Goldman Sachs & Co. LLC, Morgan
Stanley, Barclays, Blaylock Van, LLC, BNP PARIBAS
Purchased from: Citigroup Global Markets Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.











Securities Purchased:  Alibaba Group Holding Ltd.
2.800% due 6/6/2023
Purchase/Trade Date: 11/29/2017
Offering Price of Shares: $99.853
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.064%
Percentage of Fund's Total Assets: 0.26%
Brokers: Morgan Stanley, Citigroup, Credit Suisse,
Goldman Sachs (Asia) LLC, J.P. Morgan, ANZ, BNP
PARIBAS, DBS Bank Ltd., HSBC, ING, Mizuho
Securities
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Bank of Montreal 3.803% due
12/15/2032
Purchase/Trade Date: 12/7/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: 0.028%
Percentage of Fund's Total Assets: 0.37%
Brokers: BMO Capital Markets, Citigroup, Goldman
Sachs & Co. LLC, UBS Investment Bank, BofA Merrill
Lynch, HSBC, Wells Fargo Securities, J.P. Morgan,
Morgan Stanley, Barclays, Credit Suisse, Desjardins
Capital Markets
Purchased from: BMO Capital Markets Corp
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.